EXHIBIT (99)

                            FORM 11-K

     FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
       AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended           December 31, 1996
                          ---------------------------------------

                               OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                to
                               --------------    -----------------

Commission file number        0-14697
                       ----------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                     HARLEYSVILLE GROUP INC.

                  EMPLOYEE STOCK PURCHASE PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                     Harleysville Group Inc.
                        355 Maple Avenue
             Harleysville, Pennsylvania  19438-2297

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                     HARLEYSVILLE GROUP INC.
                  EMPLOYEE STOCK PURCHASE PLAN
                            FORM 11-K
                        DECEMBER 31, 1996

Financial Statements
--------------------
                                                    Page
                                                    ----

     Independent Auditors' Report                    3
     Statements of Financial Condition
           as of December 31, 1996 and
           1995                                      4
     Statements of Income and Changes in
       Plan Equity for each of the years
       in the three-year period ended
       December 31, 1996                             5
     Notes to Financial Statements                   6
     Schedules -
         Schedules I, II and III have been
         omitted because they are not
         required, are not applicable,
         or the required information is
         shown in the financial statements
         or notes thereto.

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                  INDEPENDENT AUDITORS' REPORT


The Administrative Committee
Harleysville Group Inc.
 Employee Stock Purchase Plan:

We have audited the statements of financial condition of Harleysville Group Inc. Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Harleysville Group Inc. Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the income and changes in its plan equity for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                        /s/KPMG PEAT MARWICK LLP


March 21, 1997

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                     HARLEYSVILLE GROUP INC.
                  EMPLOYEE STOCK PURCHASE PLAN

                STATEMENTS OF FINANCIAL CONDITION


                                                    AS OF
                                                 DECEMBER 31,
                                             --------------------

                                               1996        1995
                                             --------    --------
Assets
------

Receivable from affiliate                    $542,767    $494,035
                                             ========    ========

Plan Equity
-----------

Net assets available for
   plan participants                         $542,767    $494,035
                                             ========    ========


See accompanying notes to financial statements.

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                     HARLEYSVILLE GROUP INC.
                  EMPLOYEE STOCK PURCHASE PLAN

         STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY


                                     YEARS ENDED DECEMBER 31,
                             --------------------------------------

                                 1996           1995          1994
                             ------------   ------------   ----------

Contributions - Employees    $ 1,179,486    $ 1,069,528    $ 962,648


Purchase and distribution
   of Harleysville Group Inc.
   stock to employees         (1,102,646)    (1,012,258)    (862,882)

Employee withdrawals and
   terminations                  (28,108)       (47,842)     (20,251)
                             -----------    -----------    ---------

Net increase                      48,732          9,428       79,515


Plan equity beginning of
   year                          494,035        484,607      405,092
                             -----------    -----------    ---------


Plan equity end of year      $   542,767    $   494,035    $ 484,607
                             ===========    ===========    =========



See accompanying notes to financial statements.

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                     HARLEYSVILLE GROUP INC.
                  EMPLOYEE STOCK PURCHASE PLAN

                  NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounts of the plan are maintained on the accrual basis. The receivable from affiliate represents the biweekly contributions from employees which are made in the form of regular payroll deductions and are recorded by the plan after each biweekly pay period.


2.   DESCRIPTION OF THE PLAN

     All regular full-time employees and regular part-time employees who work at least twenty hours a week are eligible to participate in the plan.

     Eligible employees must authorize a payroll deduction equal to at least 2 percent but not more than 10 percent of their base pay during the enrollment periods to participate in the plan. The enrollment periods are the 1st through 14th day of January and July of each plan year. Once enrolled, an eligible employee will continue to participate in the plan for each succeeding subscription period until the employee terminates participation or ceases to be an eligible employee.

     Each subscription period will run from January 15 through July 14 or from July 15 through January 14. At the close of each pay period, the amount to be deducted from each participant's base pay will be credited to such participant's plan account. On the last day of each subscription period, the amount credited to each participant's plan account will be divided by the subscription price for that subscription period and the participant's account will be credited with the number of the whole and fractional shares which results. Participants may request such shares to be issued in certificate form.

     If a participant desires to change the rate of contribution the participant may do so effective for the next subscription period by filing a new subscription agreement during the applicable enrollment period. At any time, a participant may withdraw from the plan and receive cash for the amount deducted from the participant's base pay during that subscription period by giving written notice to the Company. Separation from employment for any reason including death, disability or retirement shall be treated as an automatic withdrawal from the plan.

     At December 31, 1996, there were 579 participants in the plan.

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                     HARLEYSVILLE GROUP INC.
                  EMPLOYEE STOCK PURCHASE PLAN

                  NOTES TO FINANCIAL STATEMENTS
                           (Continued)

3.   INVESTMENT

     The contributions credited to the participant's account are used to purchase shares of Harleysville Group Inc. common stock at a specified subscription price. The subscription price for each share of common stock shall be the lesser of 85 percent of the fair market value of such shares on the last trading day before the first day of the subscription period or 85 percent of the fair market value of such share on the last day of the subscription period. The fair market value of a share shall be the closing price as reported on the NASDAQ National Market System on the applicable date. The total number of shares to be made available under the plan is approximately 500,000 shares of capital stock of the Company.

4.   TAX STATUS

     The plan is intended to qualify under the provisions of
Section 423 of the Internal Revenue Code. No income will be realized for federal income tax purposes by a participant upon the purchase of shares under the plan. Tax consequences to the Company and to plan participants upon disposition of shares under the plan vary depending on the length of time held and fair market value at time of disposition.

5.   PLAN TERMINATION

     The plan will be in effect until the earlier of July 31, 2005 or the date on which plan participants have subscribed for the total number of shares available for purchase under the plan. At December 31, 1996, there are approximately 459,802 shares that remain available for issuance under the plan. During the effective duration of the plan, there will be twenty subscription periods.

6.   SUBSEQUENT EVENT

     On January 15, 1997, approximately 25,448 shares of stock were purchased at a subscription price of $22.74 per share on behalf of the plan participants for the subscription period ended January 14, 1997.


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the plan) have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                        HARLEYSVILLE GROUP INC.

                                        EMPLOYEE STOCK PURCHASE PLAN




Date:    March 24, 1997            By:      /s/BRUCE J. MAGEE
       ------------------               ---------------------------
                                        Bruce J. Magee, Member,
                                        Administrative Committee for
                                        Harleysville Group Inc.
                                        Employee Stock Purchase Plan

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